                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                        AMENDMENT NO.1 TO CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report:                 June 12, 1998




                             NEENAH FOUNDRY COMPANY
             (Exact name of registrant as it appears in its charter)



           Wisconsin                    333-28751              39-1580331
 (State or other jurisdiction       (Commission File    (IRS Employer ID Number)
of incorporation or organization)       Number)



2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin               54957
       (Address of principal executive offices)                 (Zip Code)


                                 (920) 725-7000
              (Registrant's telephone number, including area code)


                                      None
                         (Former name or former address
                          if changed since last report)

Neenah Foundry Company (the "Company) hereby amends Item 7 of the Company's Form 8-K dated April 14, 1998 reporting the Company's acquisition of all of the issued and outstanding stock of Mercer Forge Corporation ("Mercer") to include the requisite financial statements of Mercer and pro forma financial statements. The complete text of Item 7 as amended is as follows:

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)        Financial Statements of Business Acquired

     The financial statements of Mercer are included as follows:
                - As of November 30, 1997 and 1996 and for the years ended November 30, 1997 and 1996
                -  Independent Auditors' Report
                -  Consolidated Balance Sheets
                -  Consolidated Statements of Income
                -  Consolidated Statements of Stockholder's Equity
                -  Consolidated Statements of Cash Flows
                -  Notes to Consolidated Financial Statements

     (b)        Pro Forma Financial Information

     Pro forma financial statements of the Company are included as follows:
     - Pro Forma Condensed Consolidated Financial Statements
                - Pro Forma Consolidated Balance Sheet as of March 31, 1998 and related notes
                -  Pro Forma Consolidated Statements of
                   Income for the year ended September 30, 1997 and for the six months ended March 31, 1998 and related notes

     (c)        Exhibits

                2.1 Stock Purchase Agreement for the acquisition of Mercer dated as of April 3, 1998 by and among Neenah Foundry Company, Mercer Forge Corporation and selling shareholders of Mercer. *

                10.1 Credit Agreement dated as of April 30, 1997 as Amended and
                     Restated as of September 12, 1997 and as of April 3, 1998 by and among Neenah Foundry Company, NFC Castings, Inc., the Chase Manhattan Bank as Administrative Agent, Chase Securities Inc. as Arranger and the other Lenders from time to time party thereto. *

                *  Previously filed

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On April 3, 1998, Neenah Foundry Company (the "Company") completed its acquisition of Mercer Forge Corporation, a Delaware Corporation, and its subsidiary A&M Specialties, Inc., a Pennsylvania corporation (collectively referred to herein as "Mercer"). Pursuant to the transaction, the Company purchased 100% of the capital stock of Mercer from Mercer management, then current and former directors and officers of Mercer and Rotterdam Ventures, Inc. for aggregate consideration of $46.9 million in cash. The acquisition of Mercer was financed through drawings under the Tranche B term loan facility of the Company's Amended and Restated Credit Agreement, dated as of April 30, 1997, as amended as of September 12, 1997 and as of April 3, 1998, by and among the Company, the Chase Manhattan Bank and other Lenders party thereto (the "Credit Agreement"). The Credit Agreement was amended in connection with the acquisition of Mercer to create a $75.0 million term loan facility in addition to the Company's existing $50.0 million revolving loan facility.

     Mercer is a closed die forging company, specializing in press forging and also has a machining operation. Mercer serves truck, railroad, construction and other industrial customers. Mercer will operate as a wholly owned subsidiary of the Company out of its facilities in Mercer, Pennsylvania and will continue to operate under its current management team.

     As a consequence of this acquisition, the Company acquired certain real property and leasehold interests described below as well as the related plant and equipment assets of Mercer. In addition to the properties listed below, Mercer leases small storage spaces in various locations for books and records and some inventory. The Company currently has no plans to alter the existing usage of these properties.

   Location                                  Use                         Owned or Leased              Approximate Area
------------------------------- -------------------------------------- ----------------------- ---------------------------------
200 Brown Street                Manufacturing facilities,              Owned                   14.97 acres improved by various
Mercer, PA 16137                warehousing and office space                                   buildings of approximately
                                                                                               120-130,000 sq. ft.

100 First Street                Manufacturing, machining and           Leased pursuant to      18,000 sq. feet on 2.49 acres
Borough of Wheatland            office space                           lease expiring          of land
Mercer, PA 16161                                                       October, 1999.


ITEM 5.   OTHER EVENTS.

     On March 30, 1998, the Company completed its acquisition of Deeter Foundry, Inc., a Nebraska corporation ("Deeter"). Pursuant to the transaction, the Company purchased 100% of the capital stock of Deeter from Deeter management, and then current and former directors and officers of Deeter, for aggregate consideration of $24.3 million in cash and notes. The cash portion of the transaction was financed out of cash on hand of the Company. Deeter is a gray iron foundry, specializing in iron castings for the municipal market. Deeter is located in Lincoln, Nebraska and will be operated as a wholly owned subsidiary of the Company under the direction of the Company's management. Based on the provisions of Regulation S-X Rule 3-05(b)(2) and the definition of "significant subsidiary" contained in Rule 1-02(w), Deeter is not deemed to be a significant subsidiary.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

              (a)  Financial Statements of Business Acquired

                                 MERCER FORGE CORPORATION AND SUBSIDIARY (A
                                 Wholly Owned Subsidiary of Rotterdam Ventures, Inc.)

                                 Consolidated Financial Statements

                                 November 30, 1997 and 1996

                                 (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors
Mercer Forge Corporation:


We have audited the accompanying consolidated balance sheets of Mercer Forge Corporation and Subsidiary (a wholly owned subsidiary of Rotterdam Ventures, Inc.) as of November 30, 1997 and 1996, and the related consolidated statements of income, stockholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercer Forge Corporation and Subsidiary as of November 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.





Pittsburgh, Pennsylvania                                   KPMG Peat Marwick LLP
May 1, 1998

                   MERCER FORGE CORPORATION AND SUBSIDIARY

                         Consolidated Balance Sheets

                          November 30, 1997 and 1996



                                                                                     1997               1996
                                                                                     ----               ----
                            Assets
                            ------
Current assets:
     Cash                                                                         $     387,732            450,182
     Accounts receivable (net of allowance of $1,000
        in 1997 and 1996) (note 5)                                                    7,690,975          4,761,164
     Inventories (notes 2 and 5)                                                      1,360,026          1,042,520
     Prepaid expenses                                                                   276,162            326,511
     Prepaid tool and die costs                                                       1,577,576          1,591,400
                                                                                  -------------        -----------
                  Total current assets                                               11,292,471          8,171,777

Property, plant and equipment (notes 3 and 5)                                        18,630,763         16,302,474
     Less accumulated depreciation                                                    9,472,697          8,368,367
                                                                                  -------------        -----------
                  Net property, plant and equipment                                   9,158,066          7,934,107

Receivables from affiliates, net                                                      2,157,552          1,080,888
Other noncurrent assets, less accumulated
     amortization of $158,904 and $134,333 in
     1997 and 1996, respectively (note 4)                                               161,884            186,455
                                                                                  -------------        -----------
                                                                                  $  22,769,973         17,373,227
                                                                                  =============        ===========

             Liabilities and Stockholder's Equity
             ------------------------------------

Current liabilities:
     Current installments of long-term debt and
        capital lease obligations (note 5)                                            1,868,263            855,192
     Accounts payable                                                                 5,151,244          3,184,921
     Accrued employment costs                                                           974,634            724,017
     Other current liabilities                                                          579,638            587,849
     Income taxes payable (note 1 (f))                                                  450,659            135,893
                                                                                  -------------        -----------
                  Total current liabilities                                           9,024,438          5,487,872

Long-term debt and capital lease obligations,
     less current installments (note 5)                                               4,886,182          6,972,849
Deferred income taxes (note 8)                                                        1,014,697            772,217
                                                                                  -------------        -----------
                  Total liabilities                                                  14,925,317         13,232,938

Commitments and contingencies (notes 9 and 11)

Stockholder's equity:
     Common stock, no par value or stated value:
        Authorized 1,000 shares; issued and outstanding 608
             shares as of November 30, 1997 and 1996,
             respectively                                                                   608                608
     Additional paid-in capital                                                       6,033,378          6,033,378
     Retained earnings (accumulated deficit)                                          1,810,670         (1,893,697)
                                                                                  -------------        -----------
                  Total stockholder's equity                                          7,844,656          4,140,289
                                                                                  -------------        -----------

                                                                                  $  22,769,973         17,373,227
                                                                                  =============        ===========


                   MERCER FORGE CORPORATION AND SUBSIDIARY

                      Consolidated Statements of Income

                    Years ended November 30, 1997 and 1996



                                                                                      1997              1996
                                                                                      ----              ----
Net sales (note 1 (k))                                                            $  43,220,317         36,952,378
Cost of goods sold                                                                   33,105,568         28,842,816
                                                                                  -------------         ----------
                  Gross profit                                                       10,114,749          8,109,562


Operating expenses:
     Selling, general and administrative                                              2,723,821          1,947,815
     Depreciation and amortization                                                    1,148,963          1,092,395
     Related party charges (note 7)                                                     309,600            408,600
     Environmental (reimbursement) costs of
        disposed facility (note 11)                                                    (720,627)         1,060,135
                                                                                  -------------         ----------
                  Income from operations                                              6,652,992          3,600,617

Other income (expense):
     Interest income                                                                      2,649                449
     Interest expense                                                                  (782,180)        (1,012,642)
     Other                                                                                    -              7,200
                                                                                  -------------         ----------
                  Total other expense, net                                             (779,531)        (1,004,993)
                                                                                  -------------         ----------

                  Income before income taxes                                          5,873,461          2,595,624

Income taxes (notes 1(f) and 8)                                                       2,169,094          1,055,519
                                                                                  -------------         ----------
                  Net income                                                      $   3,704,367          1,540,105
                                                                                  =============         ==========


See accompanying notes to consolidated financial statements.

                   MERCER FORGE CORPORATION AND SUBSIDIARY

               Consolidated Statements of Stockholder's Equity

                    Years ended November 30, 1997 and 1996



                                                                                    Retained
                                                                   Additional       earnings                Total
                                                    Common           paid-in      (accumulated          stockholder's
                                                     stock           capital        deficit)               equity
                                                     -----           -------        --------               ------
Balance as of November 30, 1995                      $  608          6,033,378       (3,433,802)          2,600,184

Net income                                                -                   -       1,540,105           1,540,105
                                                     ------          ----------      ----------           ---------

Balance as of November 30, 1996                         608          6,033,378       (1,893,697)          4,140,289

Net income                                                -                   -       3,704,367           3,704,367
                                                     ------          ----------      ----------           ---------

Balance as of November 30, 1997                      $  608          6,033,378        1,810,670           7,844,656
                                                     ======          =========       ==========           =========


See accompanying notes to consolidated financial statements.

                   MERCER FORGE CORPORATION AND SUBSIDIARY

                    Consolidated Statements of Cash Flows

                    Years ended November 30, 1997 and 1996




                                                                                      1997               1996
                                                                                      ----               ----
Cash flows from operating activities:
     Net income                                                                      $3,704,367          1,540,105
     Adjustments to reconcile net income to net cash provided
        by operating activities:
           Depreciation and amortization                                              1,148,963          1,092,395
           Deferred Income taxes                                                        344,004            686,907
           Change in assets and liabilities:
               (Increase) decrease in accounts receivable, net                       (2,929,811)           154,875
               (Increase) decrease in inventories                                      (317,506)         1,939,004
               Decrease in refundable income taxes                                            -            181,360
               (Increase) decrease in prepaid expenses                                  (32,315)           156,776
               Decrease (increase) in prepaid die and tool costs                         13,824            (24,763)
               Increase (decrease) in accounts payable                                1,966,323           (837,411)
               Increase in accrued employment costs                                     250,617             49,037
               Decrease in other current liabilities                                    (27,071)           (70,721)
               Increase in income taxes payable                                         314,766            109,317
                                                                                     ----------         ----------
                      Net cash provided by operating activities                       4,436,161          4,976,881

Cash flows from investing activities:
     Capital expenditures                                                            (1,899,879)        (1,471,599)
                                                                                     ----------         ----------
                      Net cash used in investing activities                          (1,899,879)        (1,471,599)

Cash flows from financing activities:
     Increase  in receivables from affiliates, net                                   (1,076,664)          (390,311)
     Principal payments on long-term debt                                            (1,786,900)        (4,746,620)
     Proceeds from issuance of long-term debt                                           264,832          1,850,000
                                                                                     ----------         ----------
                      Net cash used in financing activities                          (2,598,732)        (3,286,931)
                                                                                     ----------         ----------

Net (decrease) increase in cash                                                         (62,450)           218,351
Cash at beginning of year                                                               450,182            231,831
                                                                                     ----------         ----------
Cash at end of year                                                                  $  387,732            450,182
                                                                                     ==========         ==========

                                                                     (Continued)

                  MERCER FORGE CORPORATION AND SUBSIDIARIES


                                                                                     1997               1996
                                                                                     ----               ----
Supplemental disclosures of cash flow information:
      Cash paid during the year for:
        Interest                                                                  $    777,652          1,013,669
                                                                                  ============          =========

        Income taxes                                                              $  1,510,354            193,329
                                                                                  ============          =========

Supplemental schedule of non-cash investing activity:
        Additions to equipment financed with capital leases                       $    448,472                  -
                                                                                  ============          =========


See accompanying notes to consolidated financial statements.

                     MERCER FORGE CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           November 30, 1997 and 1996



(1)   Summary of Significant Accounting Policies

      (a)  Description of Business

           Mercer Forge Corporation (the Company) operates two plants in
                Pennsylvania engaged in the production of carbon and carbon alloy forgings for use in the truck, automotive, mining and railway industries. A majority of the Company's sales are to customers located in Indiana, Illinois and Michigan.

           The Company is a subsidiary of Rotterdam Ventures, Inc. The Company and Rotterdam Ventures, Inc. are part of the Galesi Group, a group of affiliated entities that operate under common control.

      (b)  Principles of Consolidation

           The consolidated financial statements include the financial statements of Mercer Forge Corporation and one wholly owned subsidiary, A & M Specialties, Inc. All significant intercompany balances, profits and transactions have been eliminated in consolidation.

      (c)  Inventories

           Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. The elements of cost included in inventories are direct material, direct labor and certain production overhead costs.

      (d)  Property, Plant and Equipment

           Property, plant and equipment are stated at cost. Equipment under capital leases is stated at the present value of minimum lease payments.

           Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Equipment held under capital leases and leasehold improvements are amortized on the straight-line method over the shorter of the lease term or the estimated useful life of the asset.

(Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

      (e)  Environmental Costs

           The Company and other metals companies have in recent years become subject to increasingly demanding environmental standards imposed by federal, state and local environmental laws and regulations. It is the policy of the Company to endeavor to comply with applicable environmental laws and regulations. Remediation costs are accrued when management believes such costs are probable and reasonably estimable. Estimates are based on currently available facts, existing technology and presently enacted laws and regulations, and take into consideration the likely effects of inflation and other societal and economic factors. Claims for recovery are recorded only when it is probable that such recoveries will be realized.

      (f)  Federal Income Taxes

           The Company is included in the consolidated Federal income tax return of its parent company. The Company has a tax sharing agreement with its parent company and accordingly, federal taxes payable represent amounts due to the parent in connection with its tax sharing agreement. The Company files separately for state income tax purposes.

           Income taxes are accounted for under the asset and liability method.
                Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (g)  Statement of Cash Flows

           For purposes of the statement of cash flows, the Company considers cash to be funds held in checking accounts and cash on hand.

                                                                     (Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

      (h)  Use of Estimates

           Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

      (i)  Reclassifications

           Certain amounts in the 1996 consolidated financial statements have been reclassified to conform to the presentation in the 1997 consolidated financial statements.

      (j)  Fair Value of Financial Instruments

           The fair values of the Company's receivables, payables and debt financial instruments are estimated to approximate carrying values as of November 30, 1997 and 1996, given the short-term nature of receivables and payables and the variable interest rates ascribed to debt.

      (k)  Credit Concentration and Risk

           Customers for the Company's principal products operate in the truck, automotive, mining and railway industries. Credit is extended based on an evaluation of the customer's financial condition and, in general, collateral is not required. The Company derived a significant portion of its business from three customers in 1997. Revenues from sales to these three customers in 1997 approximated $21,294,000, $4,284,000 and $3,144,000, respectively, for a total of $28,722,000 or 66% of net sales. The Company derived a significant portion of its business from three customers in 1996. Revenues from sales to these three customers in 1996 approximated $17,921,000, $5,078,000 and $2,250,000, respectively, for a total of $25,249,000 or 68% of net sales.

                                                                     (Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

(2)   Inventories

      The components of inventories as of November 30, 1997 and 1996, are as follows:


                                                                         1997                1996
                                                                         ----                ----
                Raw materials                                          $    455,963            255,901
                Work in process                                             305,599             99,977
                Finished goods                                              598,464            686,642
                                                                       ------------          ---------
                                                                       $  1,360,026          1,042,520
                                                                       ============          =========

      Inventories are pledged as collateral for the Company's long-term debt (see note 5).

(3)   Property, Plant and Equipment

      Property, plant and equipment as of November 30, 1997 and 1996, are as follows:


                                                                                                        Estimated
                                                                 1997                 1996             useful life
                                                                 ----                 ----             -----------
        Land                                                 $       59,111              59,111            N/A
        Buildings and improvements                                2,895,380           2,857,505        39 - 40 years
        Machinery and equipment                                  12,519,211          10,712,617         3 - 12 years
        Office equipment                                            306,370             242,244         3 - 7 years
        Tooling                                                   2,432,953           2,268,040            40 years
        Vehicles                                                    181,270             138,832             3 years
        Construction in progress                                    236,468              24,125            N/A
                                                             --------------         -----------
                                                                 18,630,763          16,302,474

              Less accumulated depreciation                       9,472,697           8,368,367
                                                             --------------         -----------
                                                             $    9,158,066           7,934,107
                                                             ==============         ===========

      Depreciation expense for the years ended November 30, 1997 and 1996 was $1,124,392 and $1,070,513, respectively.

      Included in property, plant and equipment are assets under capital leases with costs of $448,472 and accumulated amortization of $30,710 as of November 30, 1997. Amortization of assets held under capital leases is included with depreciation expense.

                                                                     (Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

(4)   Other Noncurrent Assets

      Other noncurrent assets as of November 30 1997 and 1996, are as follows:

                                                                                                      Estimated
                                                                      1997            1996           useful life
                                                                      ----            ----           -----------
        Goodwill                                                   $  129,553          129,553            40 years
        Organizational fee costs                                      191,235          191,235        5 - 10 years
                                                                   ----------          -------
                                                                      320,788          320,788

             Less accumulated amortization                            158,904          134,333
                                                                   ----------          -------
                                                                   $  161,884          186,455
                                                                   ==========          =======


      Amortization expense for the years ended November 30, 1997 and 1996, was $24,571 and $21,882, respectively.

(5)   Long-term Debt

      Long-term debt and capital lease obligations as of November 30, 1997 and 1996 consist of the following:


                                                                                   1997               1996
                                                                                   ----               ----
        Equipment loans payable at interest rates ranging
             from 4.35% to 8.35% in varying monthly
             installments of principal and interest. Secured by
        equipment.                                                               $ 1,173,802         1,458,381

        Note payable under revolving credit agreements. The agreements aggregate
             $14.7 million and expire in 1999. Advances under the agreements are based on and secured by accounts receivable and inventory. Interest at prime (8.5% as of
             November 30, 1997) plus 5/8%.                                         2,924,327         3,647,529

        Various notes payable at rates ranging from 9.32% to prime (8.5% as of
             November 30, 1997) plus 2% in varying
        monthly installments of principal and
             interest. Secured in part by machinery, equipment,
             inventories and publicly traded stock held by
             Rotterdam Ventures, Inc.                                              2,061,172         2,535,313


                     MERCER FORGE CORPORATION AND SUBSIDIARY

                                                                                   1997               1996
                                                                                   ----               ----
        Note payable to Rotterdam Ventures, Inc. at an
             interest rate of 7.5%. Monthly installments of
             principal and interest through January 2001.                       $    146,672           186,818

        Capital lease obligation at 7.9%, monthly payments
             of $9,384 through September 2002.                                       448,472                 -
                                                                                ------------         ---------
                                                                                   6,754,445         7,828,041

             Less current portion                                                  1,868,263           855,192
                                                                                ------------         ---------
                                                                                $  4,886,182         6,972,849
                                                                                ============         =========


      The aggregate principal payments on long-term debt and future minimum payments on capital leases during the years subsequent to November 30, 1997, are:


                                                                 Long-term         Capital
                                                                   debt            leases             Total
                                                                   ----            ------             -----
          Year ending November 30,

           1998                                                $  1,788,239         112,608          1,900,847
           1999                                                   3,840,739         112,608          3,953,347
           2000                                                     397,994         112,608            510,602
           2001                                                     196,648         112,608            309,256
           2002                                                      63,847         112,608            176,455
           Thereafter                                                18,506               -             18,506
                                                               ------------        --------         ----------
                                                                  6,305,973         563,040          6,869,013

                Less amount representing interest
                   on capital leases                                      -         114,568            114,568
                                                               ------------        --------         ----------
           Total long-term debt and capital
                lease obligations                                 6,305,973         448,472          6,754,445

                Less current installments of
                   long-term debt and capital
                   lease obligations                              1,788,239          80,024          1,868,263
                                                               ------------        --------         ----------
           Long-term debt and capital lease
                obligations, excluding current
                installments                                   $  4,517,734         368,448          4,886,182
                                                               ============        ========         ==========


                     MERCER FORGE CORPORATION AND SUBSIDIARY

(6)   Receivables from Affiliates, Net

      As of November 30, 1997 and 1996, the receivables from affiliates consist primarily of transactions with Rotterdam Ventures, Inc., the Company's parent company.

      In general, payables to and receivables from affiliates result from the cash management practices of Mercer Forge Corporation and companies which operate under the common control of the Galesi Group. Management classifies payables to and receivables from affiliates as long-term as they do not intend to liquidate them in the near future.

(7)   Related Party Charges

      The Company incurred operating expenses of $309,600 and $408,600 during the years ended November 30, 1997 and 1996, respectively, for management and data processing services provided by an affiliated company. Charges for management and data processing services are based upon management estimates of time spent during the year. Such costs may differ if these services were provided by an unrelated third party.

(8)   Income Taxes

      The components of income tax expense for 1997 and 1996, are as follows:


                                                                           1997             1996
                                                                           ----             ----
                  Current expense:
                       Federal                                           $ 1,665,001         258,877
                       State                                                 160,089         109,735
                                                                         -----------      ----------
                                                                           1,825,090         368,612

                  Deferred expense:
                       Federal                                               292,403         583,871
                       State                                                  51,601         103,036
                                                                         -----------      ----------
                                                                             344,004         686,907

                                                                         $ 2,169,094       1,055,519
                                                                         ===========      ==========




(Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

      Income tax expense represents an effective tax rate of 36.9% and 40.7% in 1997 and 1996, respectively. The actual tax expense differs from the "expected" tax expense (computed by applying the U.S. corporate tax rate of 34% to income before income taxes) as follows:


                                                                        1997                          1996
                                                              -----------------------       -------------------------
                                                               Amount             %          Amount            %
                                                               ------             -          ------            -
        Computed "expected" tax expense                      $  1,996,977     %  34.0     $     882,512      %  34.0
        State income taxes, net of federal
             income tax benefit                                   105,659         1.8            72,425          2.8
        Meals and entertainment                                    10,201          .2            11,838           .5
        Other                                                      56,257          .9            88,744          3.4
                                                             ------------      ------      ------------        -----
                                                             $  2,169,094     %  36.9      $  1,055,519      %  40.7
                                                             ============      ======      ============        =====


      For the years ended November 30, 1997 and 1996, the deferred income tax expense of $344,004 and $686,907, respectively, results from the changes in temporary differences during the year. The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities as of November 30, 1997 and 1996, are as follows:


                                                                                1997             1996
                                                                                ----             ----
           Deferred tax assets:
                Difference in carrying value of inventories                $       2,316            2,169
                Vacation and other accruals                                       70,541          198,492
                                                                           -------------         --------
                             Gross deferred tax assets                            72,857          200,661

           Deferred tax liabilities:
                Property, plant and equipment, principally
                   due to differences in depreciation methods              $  (1,021,720)        (824,380)
                Prepaid property taxes and insurance                             (72,672)         (53,812)
                                                                           -------------         --------
                             Gross deferred tax liabilities                   (1,094,392)        (878,192)
                                                                           -------------         --------

                             Net deferred tax liabilities                  $  (1,021,535)        (677,531)
                                                                           =============         ========


                                                                     (Continued)

                   MERCER FORGE CORPORATION AND SUBSIDIARY

      There was no valuation allowance as of November 30, 1997 and 1996, and no change in the valuation allowance during the years ended November 30, 1997 and 1996. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences as of November 30, 1997. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the tax carryforward periods are reduced.

(9)   Lease Commitments

      The Company leases a building used in its manufacturing operations under an operating lease that expires in November 1999. In addition, the Company also leases machinery and equipment used in its manufacturing operations under operating leases that expire at various times from 1998 through 2001.

       Future minimum lease payments under noncancelable operating leases as of November 30, 1997, are as follows:


                          Year ending
                          November 30,
                          ------------
                              1998                                                    $  165,312
                              1999                                                       140,112
                              2000                                                        75,762
                              2001                                                         6,600
                                                                                      ----------
                              Total minimum lease payments                            $  387,786
                                                                                      ==========


                                                                     (Continued)

                     MERCER FORGE CORPORATION AND SUBSIDIARY

       Rental expense for operating leases during 1997 and 1996 was $233,923 and $218,194, respectively. The Company rents various equipment throughout the year on a short-term basis. These leases are noncancelable but do not extend beyond the applicable fiscal year end.

 (10)  Pension Plan

       The Company participates in a defined benefit, non-contributory, multi-employer plan pursuant to its collective bargaining agreement. The Company's pension expense for this plan aggregated $170,818 and $155,057 during 1997 and 1996, respectively.

       In addition, the Company also participates in a non-contributory defined benefit pension plan which is sponsored by the Company's parent. This plan is designed to provide benefits, at age 65, to all non-bargaining unit employees vested at the time of retirement. All such employees who have attained age 21 and have completed one year of service are eligible to participate. The Company's pension expense for this plan aggregated $108,831 and $61,912 during 1997 and 1996, respectively. As of January 1, 1997 (the date of the most recent benefit valuation), the present value of accrued benefits for the entire plan exceeded plan assets by approximately $953,000.

(11)   Commitments and Contingencies

       During January 1994, a former subsidiary of the Company (Subsidiary) and the U.S. Environmental Protection Agency (EPA) entered into an Administrative Order by Consent (AOC), pursuant to Section 106 of the Comprehensive Environmental Response Compensation and Liability Act of 1980. The Subsidiary agreed to perform certain investigatory and removal activities relating to environmental contamination which occurred prior to the Subsidiary's purchase of a metal forging facility in Jackson, Michigan.

       During August 1995, the Subsidiary executed an Amended Administrative
           Order by Consent (AAOC), which required the performance of subsurface removal actions in lieu of completion of the site investigation and performance of an Engineering Evaluation and Cost Assessment. The work is complete, and final sign-off is expected from the EPA. During 1997 and 1996, the Subsidiary incurred $229,373 and $1,060,135, respectively, in remediation costs.

                                                                     (Continued)

                  MERCER FORGE CORPORATION AND SUBSIDIARIES

       During 1997, the Company received and recorded $950,000 from the parties responsible for causing this hazardous condition under the U.S. Environmental Law relating to responsible parties to recoup costs of the Company relating to this matter. In January 1998, the Company received a letter from the EPA requesting the recovery of additional costs of approximately $180,000. The Company intends to object to this request and pursue all legal avenues available. Accordingly, no provision has been made relating to the EPA's 1998 request in the 1997 or 1996 financial statements.

       The Company is involved in other legal actions which arise in the normal course of business. Management believes that the outcome of these actions will not have a material effect on the consolidated financial condition of the Company.

(12)   Subsequent Event

       On January 21, 1998, the Company signed a letter of intent with an unrelated third party to sell the Company's common stock for approximately $47 million. The consolidated financial statements have been prepared without consideration given to the proposed change in ownership.

        (b)  Pro Forma Financial Information

                             NEENAH FOUNDRY COMPANY
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated balance sheet and consolidated statements of income (collectively, the "Pro Forma Statements") were prepared to illustrate the estimated effects of the acquisition of Mercer Forge Corporation (Mercer) on April 3, 1998 and the acquisition of Deeter Foundry Inc. (Deeter) on March 30, 1998 by Neenah Foundry Company (the "Company") (collectively, the "Acquisitions"). The unaudited pro forma consolidated balance sheet assumes the Mercer Acquisition had occurred on March 31, 1998. The unaudited pro forma consolidated statements of income assume the Acquisitions were consummated as of the beginning of the periods presented.

     The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the Acquisitions in fact had occurred on the assumed dates or to project the Company's financial position or results of operations for any future date or period.

     The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The Pro Forma Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Company and Mercer, including the notes thereto.

     The Mercer Acquisition will be accounted for using the purchase method of accounting. The total purchase price of approximately $47 million will be allocated to the assets and liabilities of Mercer based upon their respective fair values, with the remainder allocated to costs in excess of net assets acquired. Such allocations have been made based upon valuations and other studies, which may be subject to adjustment. Accordingly, the allocation of the purchase cost included in the accompanying Pro Forma Statements is preliminary. The final values may differ from those set forth in the accompanying Pro Forma statements.

     The Company, Mercer and Deeter have different fiscal year ends - September 30 for the Company, November 30 for Mercer, and December 31 for Deeter. The unaudited pro forma consolidated statement of income for the year ended September 30, 1997 includes the results of operations of the Company, Mercer and Deeter for the twelve month periods ended September 30, 1997, November 30, 1997 and December 31, 1997, respectively. The unaudited proforma consolidated statement of income for the six months ended March 31, 1998 includes the results of operations of the Company, Mercer and Deeter for the six months ended March 31, 1998. Statement of income information of Mercer for the months of October and November, 1997 and of Deeter for the months of October, November and December, 1997 are included in both the annual and the interim proforma consolidated statements of income.

                            NEENAH FOUNDRY COMPANY
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                March 31, 1998
                                (In thousands)


                                                                            Historical
                                                                    ---------------------------------
                                                                     Neenah                               Pro Forma
                                                                     Foundry *             Mercer         Adjustments    Pro Forma
                                                                    ------------       --------------   --------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents..................................       $  3,427           $       29        $ 6,362 (a)   $  9,818
  Accounts receivable, net...................................         25,341                8,472                        33,813
  Inventories................................................         25,635                2,361            185 (b)     28,181
  Other current assets.......................................            987                1,726                         2,713
  Prepaid income taxes.......................................          1,921                    -                         1,921
  Deferred income taxes......................................          1,710                    -                         1,710
                                                                    --------             --------       --------       --------
                Total current assets.........................         59,021               12,588          6,547         78,156

Property, plant and equipment................................        111,349               18,862          7,417 (b)    137,628
Less accumulated depreciation................................          7,105                9,711         (9,711)(b)      7,105
                                                                    --------             --------       --------       --------
                                                                     104,244                9,151         17,128        130,523

Identifiable intangible assets, net..........................         33,777                    -          2,355 (b)     36,132
                                                                                                            (121)(b)
Goodwill, net................................................        130,775                  121         21,320 (b)    152,095
                                                                                                             125 (a)
                                                                                                          (2,453)(b)
Other assets.................................................          3,714                2,529          1,102 (c)      5,013
                                                                    --------             --------       --------       --------
                                                                    $331,531             $ 24,389        $46,003       $401,919
                                                                    ========             ========       ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................        $ 9,572             $  5,078                      $ 14,650
  Income taxes payable.......................................              -                   80                            80
  Accrued liabilities........................................         18,818                1,330           (147)(a)     19,997
  Current portion of long-term debt..........................             60                2,680         (2,680)(a)         60
                                                                    --------             --------       --------       --------
                Total current liabilities....................         28,450                9,168         (2,827)        34,787
                                                                                                          (3,856)(a)
Long-term debt...............................................        197,390                3,856         55,000 (a)    252,390
Postretirement benefit obligations...........................          5,056                    -                         5,056
Deferred income taxes........................................         45,074                1,051          8,000 (b)     54,125
Other liabilities............................................          2,151                    -                         2,151
                                                                    --------             --------       --------       --------
                Total liabilities............................        278,121               14,075         56,317        348,509

Commitments and contingencies

STOCKHOLDERS' EQUITY:
    Preferred stock, par value $100 per share --
         authorized 3,000 shares, no shares
         issued or outstanding...............................             --                   --                            --
    Common stock, par value $100 per share --
         authorized 11,000 shares, issued
         and outstanding 1,000 shares........................            100                    1             (1)(b)        100
  Additional paid in capital.................................         48,750                6,033         (6,033)(b)     48,750
  Retained earnings..........................................          4,560                4,280         (4,280)(b)      4,560
                                                                    --------             --------       --------       --------
                Total stockholders' equity...................         53,410               10,314        (10,314)        53,410
                                                                    --------             --------       --------       --------
                                                                    $331,531             $ 24,389       $ 46,003       $401,919
                                                                    ========             ========       ========       ========

See accompanying Notes to Unaudited Pro Forma Consolidated Balance Sheet.

* Includes the assets and liabilities of Deeter, which was acquired on March 30, 1998.

                            NEENAH FOUNDRY COMPANY
           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (Dollars in thousands)

(a) Adjustment to reflect the net effect on cash of the Mercer Acquisition, as follows:

                Proceeds from Tranche B Term Loan                                                                     $ 55,000
                  Less deferred financing cost                                                                          (1,102)
                                                                                                                      ---------
                                                                                                                        53,898
                Purchase price:
                  Acquisition of Mercer common stock                                            $ (40,221)
                  Fees and expenses incurred in connection with
                    the Acquisition                                                                  (507)
                  Satisfaction of Mercer outstanding indebtedness (including
                    $125 borrowed subsequent to March 31, 1998)                                    (6,808)
                                                                                                ----------
                                                                                                                       (47,536)
                                                                                                                      ---------
                                                                                                                       $ 6,362
                                                                                                                      =========

(b) Adjustment to reflect the allocation of the $40,728 purchase cost:
                Net assets acquired at historical cost                                                                $ 10,314
                Fair value adjustments(1):
                  Inventory step-up(2)                                                                                     185
                  Write-up property, plant, and equipment(3)                                                            17,128
                  Record intangible assets(4)                                                                            2,355
                  Elimination of historical goodwill of Mercer                                                            (121)
                  Elimination of intercompany balances                                                                  (2,453)
                  Record deferred income tax provision associated with the
                    valuation of Mercer assets and liabilities                                                          (8,000)
                  Cost in excess of net assets acquired- goodwill(5)                                                    21,320
                                                                                                                      ---------
                                                                                                                      $ 40,728
                                                                                                                      =========


(c) Adjustment to record the transaction costs of $1,102 (made up of financing costs). For purposes of the proforma consolidated balance sheet, the amount is shown as part of other assets and amortized over 5 years, the life of the Term Loan.

---------------------------------

(1) For all other recorded assets and liabilities of Mercer, the historical book values were estimated to approximate their fair values at the balance sheet date.

(2) Estimate of manufacturing profit portion of finished goods inventory at the balance sheet date. An amortization period of six months will be used because the inventory will be sold within six months.

(3) The fair value of property, plant and equipment was based on an outside appraisal completed in connection with the acquisition. The write-up has been allocated to the fixed asset categories as shown below. The remaining economic useful lives used in depreciating the new basis of the depreciable fixed assets are also indicated:


                                                                                        Remaining Economic
                                                                   Allocated excess        Useful Life
                                                                   ------------------   ------------------
                Land                                                              91           n/a
                Buildings and improvements                                       563     10 to 35 years
                Machinery and equipment                                       16,474      5 to 15 years


(4) The fair value of intangible assets was based on an outside valuation. For purposes of the proforma financial information, $1,355 was allocated to intangibles with an amortization period of 6 months and $1,000 was allocated to intangibles with an average amortization period of 10 years.

(5) An amortization period of 40 years will be used for goodwill because the period expected to be benefited exceeds 40 years.

                            NEENAH FOUNDRY COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        Year Ended September 30, 1997
                                (In thousands)



                                                                                    Neenah Foundry
                                                  ---------------------------------------------------------------------------------
                                                     Predecessor                                Pro Forma          Historical
                                                  ------------------                        ----------------   --------------------
                                                    Seven Months                              Seven Months        Five Months
                                                        Ended              Pro Forma              Ended              Ended
                                                   April 30, 1997         Adjustments        April 30, 1997     September 30, 1997
                                                  ------------------   ------------------   ------------------ --------------------

Net sales......................................          $ 92,963             $      -             $ 92,963          $ 87,093
Cost of sales..................................            65,101                  506               65,607            60,166
                                                  ------------------   ------------------   ------------------  --------------
Gross profit...................................            27,862                 (506)              27,356            26,927
Selling, general and administrative expenses...            10,023               (2,042)               7,981             7,088

Amortization of intangible assets..............                 -                2,869                2,869             3,678
                                                  ------------------   ------------------   ------------------  --------------
  Total operating expenses.....................            10,023                  827               10,850            10,766
                                                  ------------------   ------------------   ------------------  --------------
Operating income...............................            17,839               (1,333)              16,506            16,161
Net interest income (expense)..................               870              (12,946)             (12,076)           (8,832)
                                                  ------------------   ------------------   ------------------  --------------
Income before income taxes.....................            18,709              (14,279)               4,430             7,329
Provision for income taxes.....................             6,927               (4,647)               2,280             3,479
                                                  ------------------   ------------------   ------------------  --------------
Net income.....................................          $ 11,782             $ (9,632)            $  2,150          $  3,850
                                                  ==================   ==================   ==================  ==============


                                                   Neenah Foundry                       Historical
                                                 ---------------------    -------------------------------------------
                                                       Pro Forma                Mercer                 Deeter
                                                  --------------------    --------------------   --------------------

                                                      Year Ended              Year Ended             Year Ended
                                                    September 30, 1997      November 30, 1997      December 31, 1997
                                                  --------------------    --------------------   --------------------
Net sales......................................           $ 180,056               $  43,220              $  14,296
Cost of sales..................................             125,773                  33,105                  7,873
                                                  --------------------    --------------------   --------------------
Gross profit...................................              54,283                  10,115                  6,423
Selling, general and administrative expenses...              15,069                   3,437                  5,954

Amortization of intangible assets..............               6,547                      25                      -
                                                  --------------------    --------------------   --------------------
  Total operating expenses.....................              21,616                   3,462                  5,954
                                                  --------------------    --------------------   --------------------
Operating income...............................              32,667                   6,653                    469
Net interest income (expense)..................             (20,908)                   (780)                  (387)
                                                  --------------------    --------------------   --------------------
Income before income taxes.....................              11,759                   5,873                     82
Provision for income taxes.....................               5,759                   2,169                      -
                                                  --------------------    --------------------   --------------------
Net income.....................................           $   6,000               $   3,704              $      82
                                                  ====================    ====================   ====================


                                                      Pro Forma
                                                     Adjustments          Pro Forma
                                                   ----------------    ----------------
Net sales......................................         $      -           $ 237,572
Cost of sales..................................            1,893 (a)         168,644
                                                   ----------------    ----------------
Gross profit...................................           (1,893)             68,928
Selling, general and administrative expenses...              210 (a)          24,670
                                                           1,455 (a)
Amortization of intangible assets..............              922 (a)           8,949
                                                   ----------------    ----------------
  Total operating expenses.....................            2,587              33,619
                                                   ----------------    ----------------
Operating income...............................           (4,480)             35,309
Net interest income (expense)..................           (4,758)(b)         (26,833)
                                                   ----------------    ----------------
Income before income taxes.....................           (9,238)              8,476
Provision for income taxes.....................           (3,326)(c)           4,602
                                                   ----------------    ----------------
Net income.....................................         $ (5,912)          $   3,874
                                                   ================    ================


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                            NEENAH FOUNDRY COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                       Six Months Ended March 31, 1998
                                (In thousands)


                                                                         Historical
                                                 -------------------------------------------
                                                      Neenah                                      Pro Forma
                                                      Foundry        Mercer         Deeter       Adjustments           Pro Forma
                                                 ----------------------------- -------------  -----------------      ------------
Net sales.......................................    $ 89,825       $ 27,529      $   5,916        $      -            $ 123,270
Cost of sales...................................      64,079         20,632          3,407             947 (a)           89,065
                                                 ---------------  ------------  ------------  -----------------      ------------
Gross profit....................................      25,746          6,897          2,509            (947)              34,205
                                                                                                      (778)(a)
Selling, general and administrative expenses....       7,972          1,812          4,111             105 (a)           13,222
                                                                                                     1,405 (a)
Amortization of intangible assets...............       2,459             41              -             461 (a)            4,366
                                                 ---------------  ------------  ------------  -----------------      ------------
  Total operating expenses......................      10,431          1,853          4,111           1,193               17,588
                                                 ---------------  ------------  ------------  -----------------      ------------
Operating income................................      15,315          5,044         (1,602)         (2,140)              16,617
Net interest income (expense)...................     (10,489)          (485)          (196)         (2,379)(b)          (13,549)
                                                 ---------------  ------------  ------------  -----------------      ------------
Income before income taxes......................       4,826          4,559         (1,798)         (4,519)               3,068
Provision for income taxes......................       2,486          1,436              -          (1,623)(c)            2,299
                                                 ---------------  ------------  ------------  -----------------      ------------
Net income......................................    $  2,340       $  3,123      $  (1,798)       $ (2,896)           $     769
                                                 ===============  ============  ============  =================      ============


See accompanying Notes to Unaudited Pro Forma Consolidated Statements of Income.

                            NEENAH FOUNDRY COMPANY
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                            (Dollars in thousands)

(a) The pro forma adjustments to cost of sales, selling, general and administrative expenses and amortization of intangible assets are comprised of the following:


                                                  Year Ended September 30, 1997                 Six Months Ended March 31, 1998
                                          ---------------------------------------------    -----------------------------------------
                                                                             Proforma                                      Proforma
                                           Historical      Proforma         Adjustment       Historical      Proforma     Adjustment
                                          -------------  ----------------  ------------    -------------   -----------   -----------
Depreciation of property, plant and
  equipment:
  Cost of sales                                $ 7,021        $ 8,914           $ 1,893        $ 3,888        $ 4,835       $  947
  Selling, general and administrative            1,876          2,086               210          1,245          1,350          105

Amortization of identifiable intangible
  assets                                         5,319          6,774             1,455          1,515          2,920        1,405

Amortization of goodwill                         1,253          2,175               922            985          1,446          461

Elimination of certain non-recurring
  expenses incurred by Deeter prior to
  Acquisition                                        -              -                 -              -           (778)        (778)

(b) Adjustment to record interest expense and amortization of deferred financing costs on the debt incurred to finance the Acquisitions, calculated as follows:


                                                                                            Year Ended         Six Months Ended
                                                                                         September 30, 1997     March 31, 1998
                                                                                        -------------------   ------------------
Tranche B Term Loan ($55,000 @ 8.25%)                                                             $ 4,538              $ 2,269

Amortization of deferred financing costs (over 5 years,
straight line)                                                                                        220                  110
                                                                                                  -------              -------
                                                                                                  $ 4,758              $ 2,379
                                                                                                  =======              =======


(c) Adjustment to record the tax effect on the above adjustments using the marginal effective income tax rate of 40%. All adjustments were tax-effected except for goodwill amortization.

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NEENAH FOUNDRY COMPANY


DATE:   June 12, 1998                       /s/ Gary LaChey
                                          -------------------------------------
                                           Gary LaChey
                                           Vice President-Finance, Secretary
                                           & Treasurer
                                           (Principal Financial Officer and
                                           Duly Authorized Officer)